                                                                     EXHIBIT 4.6

                                    GUARANTEE

         For value received, the undersigned hereby unconditionally guarantees to the Holder of this Security the cash payments in United States dollars of principal of, premium, if any, and interest on this Security in the amounts and at the time when due and interest on the overdue principal, premium, if any, and interest, if any, of this Security, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Securities, to the Holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security, Article Fifteen of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article Fifteen of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of July 31, 1998, among Golden Sky Systems, Inc., the undersigned and State Street Bank and Trust Company of Missouri, N.A., as Trustee, as amended or supplemented (the "Indenture").

         The obligations of the undersigned to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article Fifteen of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

         THIS GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE SUBSIDIARY GUARANTOR HEREUNDER AGREES TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE SECURITIES OR THIS GUARANTEE.

         This Guarantee is subject to release upon the terms set forth in the Indenture.

Date:  July 31, 1998

                                             ARGOS SUPPORT SERVICES COMPANY
                                             as Guarantor

                                             By:/s/ RODNEY A. WEARY
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